UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New York Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-0934168
(State of incorporation or organization)	(IRS Employer Identification No.)

275 Madison Avenue New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-186017

Securities registered pursuant to Section 12(g) of the Act: None

 Item 1. Description of Registrant’s Securities to be Registered.

The description of the 7.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, of New York Mortgage Trust, Inc. (the “Registrant”) is set forth under the heading “Description of the Series B Preferred Stock” included in the Registrant’s Prospectus Supplement dated May 28, 2013, as filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-186017), filed with the Commission on January 22, 2013 and declared effective on January 28, 2013, which information is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1*	Articles of Amendment and Restatement of New York Mortgage Trust, Inc.

3.1(a)**	Articles of Amendment of New York Mortgage Trust, Inc.

3.2***	Bylaws of New York Mortgage Trust, Inc., as amended

3.3****	Articles Supplementary to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. classifying and designating the 7.75% Series B Cumulative Redeemable Preferred Stock

3.4****	Specimen 7.75% Series B Cumulative Redeemable Preferred Stock Certificate

*	Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-111668), as filed with the Commission on June 18, 2004.
**	Incorporated by reference to Exhibit 3.1(f) to the Registrant's Current Report on Form 8-K filed on June 15, 2009.
***	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 4, 2011.
****	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW YORK MORTGAGE TRUST, INC.

Date: May 31, 2013	By:	/s/ Steven R. Mumma
Steven R. Mumma
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Articles of Amendment and Restatement of New York Mortgage Trust, Inc.

3.1(a)**	Articles of Amendment of New York Mortgage Trust, Inc.

3.2***	Bylaws of New York Mortgage Trust, Inc., as amended

3.3****	Articles Supplementary to the Articles of Amendment and Restatement of New York Mortgage Trust, Inc. classifying and designating the 7.75% Series B Cumulative Redeemable Preferred Stock

3.4****	Specimen 7.75% Series B Cumulative Redeemable Preferred Stock Certificate

*	Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-111668), as filed with the Commission on June 18, 2004.
**	Incorporated by reference to Exhibit 3.1(f) to the Registrant's Current Report on Form 8-K filed on June 15, 2009.
***	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 4, 2011.
****	Filed herewith.

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